Exhibit 23.1

CONSENT OF INDEEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 033-68638, 033-85628, 033-63641, 033-20205, 333-53443, 333-93351, 333-100995 and 333-88094) of ICO, Inc. of our report dated December 13, 2006 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas 77002
December 13, 2006